ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 6708
Website: secretaryofstate.blz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20080449245-38
Filing Date and Time 07/02/2008 1:10 PM
Ross Miller Secretary of State State of Nevada	Entity Number C965-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certification of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
Juniper Group, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the per value, if any, of each class or series, if any, of shares before the change:

750,000,000 Common-P.V. $.001; 10,000,000 Preferred; 375,000 designated Series A-P.V. $.10; 135,000 designated Series B-P.V. $.10; 300,000 designated Series C-P.V. $.10; 6,500,000 designated Series D. P.V. $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
40,000,000,000 Common P.V. $.001; 500,000,000 Preferred P.V. $.001;

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
N/A

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filling (optional):	5/15/08
[ILLEGIBLE]

8. Officer Signature:	X	President
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State [ILLEGIBLE], 2007
Revised: 10/22/2007

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 6708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20080464564-19
Filing Date and Time 07/09/2008 6:50 AM
Ross Miller Secretary of State State of Nevada	Entity Number C965-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
Juniper Group, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
40,000,000,000 common stock par value $0.001; 500,000,000 preferred stock par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
200,000,000 common stock par value $0.001; 500,000,000 preferred stock par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
40,000,000,000 authorized common shares shall be reversed 200 shares to 1 share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date of filing: (optional)	7/14/08

8. Signature: (required)	(must not be later than 90 days after the certificate is filed)

X
President
	Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split
This form must be accompanied by appropriate fees.	Revised: 7-1-08

Exhibit A

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

JUNIPER GROUP, INC.

          Pursuant to NRS 78.207 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of JUNIPER GROUP, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the “Company”):

          The amendment contained herein was approved by a majority vote of shareholders of the Company on August 15, 2008.

          FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Nevada on January 22, 1997. This Amendment to the Articles will become effective upon the filing of the Certificate with the Nevada Secretary of State.

          SECOND: That ARTICLE III shall be amended as follows:

“The aggregate number of shares which the Company shall have authority to issue is Five Billion Five Hundred Million (5,500,000,000) shares, divided into:

Five Billion (5,000,000,000) Common Shares, having a par value of $0.001 per share.

and

Five Hundred Million (500,000,000) Preferred Shares, of which Twenty Five Thousand Three Hundred Fifty Seven (25,357) shares have been designated 12% non-voting convertible preferred stock, par value, $.10 per share, One Hundred Thirty Five Thousand (135,000) shares, par value, $.10 per share, have been designated as Series B convertible preferred stock, Three Hundred Thousand (300,000) shares, , par value, $.10 per share, have been designated as Series C convertible preferred stock, Six Million Five Hundred Thousand (6,500,000) shares, par value, $.001 per share have been designated as Series D convertible preferred stock.”

All other aspects of Article III shall remain unchanged except as to the total authorized number of Common and Preferred Shares as referenced in ARTICLE III (A) and (B).

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Vlado P. Hreljanovic, its Chief Executive Officer, this 15th day of September, 2008.

/s/ Vlado P. Hreljanovic

Vlado P. Hreljanovic
Chief Executive Officer